Exhibit 99.1


[GRAPHIC OMITTED]


CONTACT:
THE MANAGEMENT NETWORK GROUP, INC.  OR      BRAINERD COMMUNICATORS
Regina Whitley                              Brian Schaffer (Investors)
regina.whitley@tmng.com                     schaffer@braincomm.com
800.876.5329 x340                           Ray Yeung (Media)
                                            yeung@braincomm.com
                                            212.986.6667



              TMNG REPORTS 2004 FOURTH QUARTER AND YEAR-END RESULTS



OVERLAND PARK, KS - FEBRUARY 10, 2005 - The Management Network Group, Inc. (Nasdaq: TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2004 fourth quarter and year ended January 1, 2005. Results for the fourth quarter 2004 were in line with expectations.

Revenue in the fourth quarter of 2004 was $6.2 million, compared with $6.4 million in the fourth quarter of 2003 (a fourteen week quarter). Year-ago results included $0.7 million in revenue and gross margin recognized on a guaranteed contract that was not utilized by the client. Excluding that benefit, revenue for the 2004 fourth quarter increased 10% over the prior-year period. Revenue for the 2004 third quarter was $6.5 million. During the 2004 fourth quarter gross margin was 47.2%, compared with 51.5% in the fourth quarter of 2003, or 45.5% excluding the revenue from the guaranteed contract described above.

TMNG reported a net loss of $1.2 million, or $0.03 per diluted share, compared with a net loss of $19.7 million, or $0.58 per diluted share in last year's fourth quarter. Fourth quarter 2004 net loss included a gain of $1.3 million from a cash settlement on the guaranteed contract noted above and a non-cash charge of $1.5 million related to office consolidation and a sublease of real estate. Fourth quarter 2003 net loss includes a charge of $17.3 million attributable to recording a valuation allowance on previously reported deferred income tax assets.

Revenue for the year ended January 1, 2005 increased 2% to $23.7 million, compared with $23.2 million in 2003. Gross margin was 47.2% in 2004, compared with 48.9% in 2003. Excluding the above mentioned $0.7 million in fourth quarter 2003 revenue related to the guaranteed contract, revenue would have increased 5% and gross margin for 2003 would have been 47.3%. Net loss for 2004 was $8.7 million, or $0.25 per diluted share, which in addition to the fourth quarter 2004 items noted above, included a $2.3 million, or $0.07 per diluted share loss from discontinued operations related to the former hardware segment of the business. Net loss for 2003 was $42.3 million, or $1.26 per diluted share. Results for 2003 include goodwill and intangible asset impairment charges of $19.5 million and a charge of $13.0 million for valuation allowances on previously reported deferred income tax assets.

The company ended the fourth quarter and year with a strong cash position of $52.2 million, virtually no long-term debt, stockholders' equity of $66.7 million, and working capital of approximately $55.1 million.

"TMNG delivered revenue growth of 16% in the second half of 2004 compared to the first half and ended the year with a modest increase over 2003 as a result of expanding our consultative offerings with a wireless emphasis and a general improvement in the communications sector," said Rich Nespola, TMNG Chairman and CEO. "Entering 2005 we are encouraged both by the pace of bookings and pipeline opportunities. Meanwhile, fourth quarter actions, including savings from our office consolidation and sublease, will have the effect of reducing our 2005 non-payroll related SG&A run-rate by another $1 million, bringing us closer to achieving profitability. Our focus in 2005 will be to leverage the inroads we have made in wireless and emerging technologies to drive revenue over a streamlined cost base, while continuing to position the company in growth areas of the rapidly evolving, and consolidating, telecom industry."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2004 fourth quarter and year-end results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 877-297-4509. A replay of the conference call will be archived on the company's website for one week. Additionally, a replay of the call can be accessed by dialing 877-519-4471, pin number 5636957, through February 16, 2005.

ABOUT TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, operational and technology consulting services to the global communications industry. With more than 400 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries - TMNG Strategy, TMNG Marketing, TMNG Technologies and TMNG Europe
- have served more than 1,000 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, Dallas, San Diego, London, New York, San Francisco, Toronto, Utrecht and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, ANY STATEMENTS CONTAINED HEREIN REGARDING EXPECTATIONS WITH RESPECT TO FUTURE BUSINESS, REVENUES OR PROFITABILITY ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT AFFECT ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS INCLUDE, AMONG OTHER THINGS, CONDITIONS IN THE TELECOMMUNICATIONS INDUSTRY, OVERALL ECONOMIC AND BUSINESS CONDITIONS, THE DEMAND FOR THE COMPANY'S GOODS AND SERVICES, AND TECHNOLOGICAL ADVANCES AND COMPETITIVE FACTORS IN THE MARKETS IN WHICH THE COMPANY COMPETES. THESE RISKS AND UNCERTAINTIES ARE DESCRIBED IN DETAIL FROM TIME TO TIME IN TMNG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                     (Please see attached financial tables)


                                      # # #

                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                           January 1, 2005    January 3, 2004

CURRENT ASSETS:
  Cash and cash equivalents                    $    52,182        $    52,875
  Receivables, net                                   6,178              6,864
  Refundable income taxes                              769              2,167
  Other assets                                       1,176                710
                                           ----------------   ----------------
     Total current assets                           60,305             62,616

GOODWILL                                            13,365             15,528

INTANGIBLES, net                                       487              1,478

PROPERTY & EQUIPMENT, net                              896              1,558

OTHER ASSETS                                           300                402
                                           ----------------   ----------------

TOTAL ASSETS                                   $    75,353        $    81,582
                                           ================   ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                        $      845         $      635
  Accrued liabilities and other                      4,339              4,750
                                           ----------------   ----------------
     Total current liabilities
                                                     5,184              5,385

NONCURRENT LIABILITIES                               3,422              2,828

STOCKHOLDERS' EQUITY                                66,747             73,369
                                           ----------------   ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $    75,353        $    81,582
                                           ================   ================

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                QUARTER ENDED                            YEAR-TO-DATE

                                                       January 1, 2005   January 3, 2004      January 1, 2005   January 3, 2004

Revenues                                               $        6,195   $         6,351       $       23,704    $       23,245

Cost of services:
  Direct cost of services                                       3,226             3,024               12,319            11,927
  Equity related charges (benefit)                                 48                57                  205               (57)
                                                       ---------------  ----------------      ---------------   ---------------
     Total                                                      3,274             3,081               12,524            11,870


Gross profit                                                    2,921             3,270               11,180            11,375

Operating expenses:
  Selling, general and administrative                           3,560             4,408               15,358            18,505
  Legal settlement                                             (1,294)                                (1,294)
  Real estate restructuring                                     1,545                                  1,545
  Goodwill and intangible asset impairment                                          542                                 19,484
  Equity related charges                                          182               132                  958               142
  Depreciation and amortization                                   377               672                1,671             3,197
                                                       ---------------  -----------------     ---------------   ---------------

     Total                                                      4,370             5,754               18,238            41,328
                                                       ---------------  -----------------     ---------------   ---------------


Loss from continuing operations                                (1,449)           (2,484)              (7,058)          (29,953)

Other income, net                                                 243               140                  688               573
                                                       ---------------  -----------------     ---------------   ---------------


Loss from continuing operations before
income tax provision                                           (1,206)           (2,344)              (6,370)          (29,380)


Income tax provision                                               (2)          (17,345)                 (49)          (12,978)
                                                       ---------------  -----------------     ---------------   ---------------


Loss from continuing operations                                (1,208)          (19,689)              (6,419)          (42,358)
                                                       ---------------  -----------------     ---------------   ---------------


Net income (loss) from discontinued operations                                      (15)              (2,276)               34

                                                       ---------------  -----------------     ---------------   ---------------
Net loss                                               $       (1,208)          (19,704)      $       (8,695)   $     (42,324)
                                                       ===============  =================     ===============   ===============

Loss from continuing operations per common share
  Basic and diluted                                    $        (0.03)  $         (0.58)      $        (0.18)   $       (1.26)
                                                       ===============  =================     ===============   ===============
Loss from discontinued operations per common share
  Basic and diluted                                                                           $        (0.07)
                                                       ===============  =================     ===============   ===============
Net loss per common share
  Basic and diluted                                    $        (0.03)  $         (0.58)      $        (0.25)   $       (1.26)
                                                       ===============  =================     ===============   ===============
Shares used in calculation of net loss per common
share
  Basic and diluted                                            34,716            33,972               34,619           33,545
                                                       ===============  =================     ===============   ===============
